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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 45 to File No. 2-95928; Amendment No. 45 to File No. 811-4547) of Voyageur Mutual Funds III of our report dated June 4, 2004, included in the 2004 Annual Report to shareholders.


Ernst & Young LLP
Philadelphia, Pennsylvania
June 28, 2004